Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Trustees
LaSalle Hotel Properties:
We consent to the incorporation by reference in the registration statements on Forms S-3 (No. 333-185081) and on Forms S-8 (Nos. 333-196411, 333-158873, 333-125058, 333-104056, 333-86911, and 333-72265) of LaSalle Hotel Properties of our reports dated February 18, 2015, with respect to the consolidated balance sheets of LaSalle Hotel Properties as of December 31, 2014 and 2013, and the related consolidated statements of operations and comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 annual report on Form 10-K of LaSalle Hotel Properties. Our reports refer to a change in the method of accounting for discontinued operations.
/s/ KPMG LLP
Chicago, Illinois
February 18, 2015